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                                                                    EXHIBIT 99.2



                           SUBSCRIBER COMPUTING, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Dennis Andrews and Steve Johnson jointly and severally as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Subscriber Computing, Inc. (the "Company") to be held on __________, 1998, or at any adjournments or postponements thereof, as specified below, and to vote in the proxyholders' discretion on such other business as may properly come before the Meeting and any adjournments or postponements thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of Merger. A proposal to approve and adopt the Agreement and Plan of Reorganization, dated April 2, 1998 (the "Merger Agreement"), by and among the Company, Corsair Communications, Inc., a Delaware corporation ("Corsair"), and Anteater Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Corsair ("Merger Sub"), and to approve Corsair's acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Corsair (the "Merger").

           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN


        Unless otherwise specified by the undersigned, this proxy will be voted in the manner directed above, but if no contrary direction is made, it will be voted FOR Proposal 1 above and by the proxyholders, in the proxyholders' discretion, as to any other matters properly transacted at the Special Meeting or any adjournments or postponements thereof. To vote in accordance with the Board of Directors' recommendation, just sign below, no box need be checked.



                                    Dated:______________________________________



                                    ____________________________________________
                                    Signature of Stockholder


                                    ____________________________________________
                                    Printed Name of Stockholder



                                    ____________________________________________
                                    Title (if appropriate)

                                    Please sign exactly as name appears hereon.
                                    If signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign.

                                    CHECK HERE IF YOU PLAN TO ATTEND
                                    THE SPECIAL MEETING               [ ]